LOCAP LLC
Condensed Financial Statements
As of June 30, 2017

LOCAP LLC
Index of Condensed Financial Statements

Page(s)

Condensed Financial Statements

Condensed Balance Sheets at June 30, 2017 and December 31, 2016............................................... 2

Condensed Statements of Income and Members’ Equity for the Six Months Ended June 30, 2017
and 2016 ................................................................................................................................................ 3

Condensed Statements of Cash Flows for the Six Months Ended June 30, 2017 and 2016 ................ 4

Notes to Condensed Financial Statements........................................................................................ 5–7

LOCAP LLC
Condensed Balance Sheets (Unaudited)
June 30, 2017 and December 31, 2016

	June 30	December 31
	2017	2016
Assets
Current assets
Cash and cash equivalents	$710,830	$1,002,365
Receivables from affiliates	4,672,261	3,247,030
Receivables from nonaffiliates	2,582,576	2,948,358
Materials and supplies	1,372,367	1,170,198
Prepayments	3,099,261	182,448
Total current assets	12,437,295	8,550,399
Property, plant, and equipment net of accumulated depreciation	39,832,363	39,666,934
Construction in progress	9,990,443	5,706,964
Net property, plant, and equipment	49,822,806	45,373,898
Other assets	224,666	1,201,795
Total assets	$62,484,767	$55,126,092
Liabilities and Members' Equity
Current liabilities
Accounts payable and accrued expenses	$5,340,053	$3,877,326
Commercial paper	32,957,375	34,986,350
Total current liabilities	38,297,428	38,863,676
Deferred income taxes	11,020,702	9,351,828
Line of credit	4,000,000	—
Deferred revenue	3,762,678	3,841,136
Total liabilities	57,080,808	52,056,640
Members' equity	5,403,959	3,069,452
Total liabilities and members' equity	$62,484,767	$55,126,092

The accompanying notes are an integral part of these condensed financial statements.

LOCAP LLC
Condensed Statements of Income and Members' Equity (Unaudited)
June 30, 2017 and 2016

	Six Months Ended June 30
	2017	2016
Operating revenue
Transportation	$26,427,096	$25,207,197
Rental and other	96,534	30,278
Total operating revenue (Affiliate revenue was approximately $18,892,000 and $16,528,000 in 2017 and 2016, respectively)	26,523,630	25,237,475
Operating expenses
Materials and supplies	235,622	171,887
Outside services	2,927,399	3,968,335
Fuel and power	1,537,402	743,078
Maintenance materials	260,246	414,816
Rentals	174,103	183,629
Depreciation	773,727	693,672
Insurance and uninsured losses	6,804	6,124
Taxes - other than income	1,761,572	1,746,678
Total operating expenses (Affiliate expenses were approximately $4,587,000 and $3,017,000 for 2017 and 2016, respectively)	7,676,875	7,928,219
Income from operations	18,846,755	17,309,256
Interest
Income	55,364	106,860
Expense	(320,957)	(316,688)
Net interest expense	(265,593)	(209,828)
Income before income taxes	18,581,162	17,099,428
Provision for income taxes	7,246,655	6,666,239
Net income	$11,334,507	$10,433,189

Members' equity
Beginning of year	$3,069,452	$2,225,250
Distributions	(9,000,000)	(10,000,000)
End of period	$5,403,959	$2,658,439

The accompanying notes are an integral part of these condensed financial statements.

LOCAP LLC
Condensed Statements of Cash Flows (Unaudited)
June 30, 2017 and 2016

	Six Months Ended June 30
	2017	2016
Cash flows from operating activities
Net income	$11,334,507	$10,433,189
Adjustments to reconcile net income to net cash provided by operating activities	773,727	693,672
Depreciation
Deferred income taxes	1,668,874	(1,176,869)
Changes in operating assets and liabilities
Receivables from affiliates	(1,425,231)	256,635
Receivables from nonaffiliates	365,782	(446,813)
Materials and supplies	(202,169)	(97,274)
Prepayments	(2,916,813)	(148,982)
Deferred Revenue	(78,458)	(47,845)
Other assets	977,129	111,934
Accounts payable, accrued expenses, and other	1,915,135	2,577,624
Net cash provided by operating activities	12,412,483	12,155,271
Cash flows used in investing activity
Capital expenditures	(5,675,043)	(2,409,562)
Cash flows from financing activities
Net increase (decrease) in commercial paper	(2,028,975)	477,773
Increase in line of credit	4,000,000	—
Members' distributions	(9,000,000)	(10,000,000)
Net cash used in financing activities	(7,028,975)	(9,522,227)
Net increase (decrease) in cash and cash equivalents	(291,535)	223,482
Cash and cash equivalents
Beginning of period	1,002,365	638,294
End of period	$710,830	$861,776

Noncash transactions
Capital expenditures included in accounts payable, accrued expenses and other (net)	$(452,408)	$(652,219)

The accompanying notes are an integral part of these condensed financial statements.

LOCAP LLC
Notes to Condensed Financial Statements
June 30, 2017 and 2016

1.    Organization and Ownership

LOCAP LLC (LOCAP), headquartered in Covington, Louisiana, owns and operates a federally regulated crude oil pipeline and tank facility in St. James, Louisiana that distributes oil received from LOOP LLC’s (LOOP) storage facilities and other connecting pipelines to nearby refineries and into the midcontinent of the United States of America (U.S.). LOCAP’s owners are Hardin Street Holdings LLC (58.52%) and Shell Pipeline Company LP (41.48%). Hardin Street Holdings LLC is an indirectly wholly owned subsidiary of Marathon Petroleum Corporation. Shell Pipeline Company LP is an indirectly wholly owned subsidiary of Shell Oil Company (Owner Companies).

LOOP acts as operator of LOCAP in accordance with the terms of the Operating Agreement dated
July 1, 1987, as amended (Operating Agreement).

2.    Summary of Significant Accounting Policies

Basis of Accounting
The condensed financial statements have been prepared pursuant to generally accepted accounting principles in the United States of America (“U.S. GAAP”) which provide for reduced disclosure for interim periods. LOCAP has no elements of comprehensive income other than net income. These condensed financial statements, including the year-end balance sheet data that was derived from audited financial statements, do not include all necessary disclosures required by U.S. GAAP for annual financial statements.

In management’s opinion, the unaudited financial information for the interim periods presented includes all adjustments necessary for a fair presentation of our results of operations, financial position, and cash flows. All adjustments are of a normal recurring nature unless otherwise disclosed. Revenues, expenses, assets and liabilities can vary during each interim period of the year. Our results of operations for the six months ended June 30, 2017 are not necessarily indicative of results expected for the full year of 2017. For a more complete discussion of the Company’s significant accounting policies and other information, you should read our most recent audited financial statements as of December 31, 2016, which includes all disclosures required by U.S. GAAP.

Receivables
There was no allowance for doubtful accounts as of June 30, 2017 and December 31, 2016.

Other Noncurrent Liabilities – Deferred Revenue
LOCAP was reimbursed $4.6 million from 2008 through December 31, 2016 by customers for the cost of infrastructure and connections (Plains, Genesis) to LOCAP’s pipeline at St. James, Louisiana. These amounts were recorded as deferred revenue and are being recognized as income over a 30-year period for each connection.

Recent Accounting Pronouncements
In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09 related to recognition of revenue based upon an entity’s contracts with customers to transfer goods or services. Under the new standard update, an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This guidance will be effective beginning January 1, 2019. LOCAP is currently evaluating the impact of this accounting standard update on the financial statements.

LOCAP LLC
Notes to Condensed Financial Statements
June 30, 2017 and 2016

In February 2016, the FASB issued ASU 2016-02, Leases, which requires the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous GAAP. The new standard must be adopted using a modified retrospective transition, and provides for certain practical expedients. The new guidance will be effective in 2020 for private companies, with early adoption permitted. LOCAP has not yet determined the potential effects on the financial statements.

3.    Property, Plant, and Equipment

Property, plant, and equipment consist of the following:

	June 30	December 31
	2017	2016

Land and rights-of-way	$3,399,740	$3,399,740
Line pipe, fittings, and pipeline construction	111,828,421	111,828,421
Buildings	4,576,055	4,576,055
Pumping and station equipment, tanks, and delivery	59,186,685	59,186,685
Communication systems	1,953,513	1,014,357
Office furniture, vehicles, and other assets	2,020,157	2,020,157
Construction in progress	9,990,443	5,706,964
	192,955,014	187,732,379
Accumulated depreciation	143,132,208	142,358,481
Net property, plant, and equipment	$49,822,806	$45,373,898

4.    Debt

LOCAP had commercial paper outstanding of $33,000,000 and $35,000,000 at June 30, 2017 and December 31, 2016 less unamortized discounts of approximately $42,625 and $13,650 at June 30, 2017 and December 31, 2016, respectively. The maturities of the Commercial Paper Notes do not exceed 90 days as of June 30, 2017 and 2016. Cash paid during the year for interest on the commercial paper and line of credit was $350,000 and $339,000 for the six months ended June 30, 2017 and 2016, respectively.

Additionally, LOCAP has a line of credit for $60,000,000 with a bank to provide support for its commercial paper program, which expires on October 31, 2021. There was $4,000,000 and $0 outstanding on the line of credit at June 30, 2017 and December 31, 2016, respectively. This amount is classified as non-current based on its’ expiration date.

LOCAP LLC
Notes to Condensed Financial Statements
June 30, 2017 and 2016

5.    Income Taxes

LOCAP has recognized deferred taxes on the book and tax basis differences of deferred revenue and property, plant, and equipment. No valuation allowance has been provided against deferred tax assets, as management believes it is more likely than not that these assets will be realized through the reversal of taxable temporary differences and income from operations. The difference between the statutory tax rate and the effective tax rate relates to state taxes. Cash paid for income taxes was approximately $7,800,000 and $7,560,000 for the six months ended June 30, 2017 and 2016, respectively.

LOCAP has not recorded reserves for uncertain tax positions as it believes all tax positions are highly certain.

6.    Related Party Transactions

Transportation revenue from owners and owner affiliates was approximately $18,892,000 and$16,528,000 in 2017 and 2016, respectively.

Under the Operating Agreement, a portion of the operating costs are to be settled on a fixed fee rather than a direct charge basis. Total payments to LOOP for fees, reimbursable expenses, and purchases made on behalf of LOCAP were approximately $4,587,000 and $3,017,000 in 2017 and 2016, respectively. Such amounts are determined on an arm’s length basis and are included in Outside Services in the accompanying statements of income and members’ equity. The LOCAP T&D obligors are also owners of LOOP either by direct ownership or through a subsidiary; however, in different percentages.

7.    Subsequent Events

LOCAP has evaluated all events that occurred prior to August 18, 2017, the date LOCAP’s financial statements were available to be issued, and has determined that there are no other subsequent events that require disclosure.

On September 1, 2017, Marathon Petroleum Corporation dropped its 58.52% ownership in LOCAP LLC by Hardin Street Holdings LLC to MPLX, a master limited partnership.